As filed with the Securities and Exchange Commission on July 1, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERISIGN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3221585
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043

(Address of Principal Executive Offices)

2001 Stock Incentive Plan

1998 Employee Stock Purchase Plan

(Full titles of the plans)

Dana L. Evan

Chief Financial Officer

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043

(650) 961-7500

(Name, Address and Telephone Number of Agent for Service)

Copies to:

James M. Ulam, Esq.

Senior Vice President, General Counsel

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.001 par value per share	5,066,828	(1)	$29.38	(3)	$148,863,407	(3)	$17,521.22
Common stock, $0.001 par value per share	2,500,000	(2)	$24.97	(3)	$62,425,000	(3)	$7,347.42
Total	7,566,828						$24,868.64

(1)	Represents shares automatically reserved for issuance upon exercise of options granted under the Registrant’s 2001 Stock Incentive Plan. Shares available for issuance under the 2001 Stock Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on September 21, 2001 (Registration No. 333-69818).
(2)	Represents shares automatically reserved for issuance upon the exercise of options granted under the Registrant’s 1998 Employee Stock Purchase Plan. Shares available for issuance under the 1998 Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on January 30, 1998 (Registration No. 333-45237).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on June 30, 2005. For the 1998 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 hereby incorporates by reference the contents of the following registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission:

Registration No.	Date of Filing	Plan Registered
333-45237	January 30, 1998	1998 Employee Stock Purchase Plan
333-69818	September 21, 2001	2001 Stock Incentive Plan

Item 8. Exhibits.

Exhibit Number	Exhibit Descriptions
5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of KPMG LLP.

24.01	Power of Attorney (see page 4).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 1st day of July 2005.

VERISIGN, INC.

By:	/s/ Stratton D. Sclavos
Stratton D. Sclavos
President, Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stratton D. Sclavos, Dana L. Evan, and James Ulam, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
Principal Executive Officer
And Director:

/s/ Stratton D. Sclavos Stratton D. Sclavos	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 1, 2005

Principal Financial and
Principal Accounting Officer:

/s/ Dana L. Evan Dana L. Evan	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2005

Additional Directors:

/s/ D. James Bidzos D. James Bidzos	Vice Chairman of the Board	July 1, 2005

/s/ William L. Chenevich William L. Chenevich	Director	July 1, 2005

/s/ Scott G. Kriens Scott G. Kriens	Director	July 1, 2005

/s/ Len J. Lauer Len J. Lauer	Director	July 1, 2005

/s/ Edward A. Mueller Edward A. Mueller	Director	July 1, 2005

/s/ Roger H. Moore Roger H. Moore	Director	July 1, 2005

/s/ Gregory L. Reyes Gregory L. Reyes	Director	July 1, 2005

/s/ William A. Roper, Jr. William A. Roper, Jr.	Director	July 1, 2005

/s/ Louis A. Simpson Louis A. Simpson	Director	July 1, 2005

EXHIBIT INDEX

Exhibit Number	Description
5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of KPMG LLP.

24.01	Power of Attorney (see page 4).

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